Exhibit 99.1

Milestone Pharmaceuticals Refreshes Board of Directors

– Two New Independent Directors, Stuart Duty and Andrew Saik, Appointed

– Third New Independent Director to Be Appointed to Board in Near Term

MONTREAL and CHARLOTTE, N.C. – July 15, 2024 – Milestone® Pharmaceuticals Inc. (Nasdaq: MIST) (“Milestone” or the “Company”), a biopharmaceutical company focused on the development and commercialization of innovative cardiovascular medicines, today announced steps to refresh its Board of Directors (“Board”). Stuart Duty and Andrew Saik have been appointed to its Board, effective immediately, and will stand for election at the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”). The Company will appoint a third independent director to its Board in the near term. In conjunction with the announcement, the Company entered into a Cooperation Agreement (the “Agreement”) with Alta Fundamental Advisers LLC (“Alta”), one of the Company’s shareholders.

Mr. Duty has over 30 years of experience in investment banking and operations primarily in the biotechnology and specialty pharmaceuticals sectors. Most recently, he served as a Senior Managing Director at Guggenheim Securities, LLC from 2012 to 2023 where he advised senior executives and boards on a range of financing activities and strategic transactions.

Mr. Saik has over 25 years of accounting and finance experience, including as Chief Financial Officer of biopharmaceutical companies Arvinas, Inc., Intercept Pharmaceuticals, Vyne Therapeutics Inc., PDS Biotechnology, Inc. and Vertice Pharma, LLC, where he has led numerous capital structure transformations.

“We welcome Stuart and Andrew to our Board and look forward to benefitting from their varied perspectives and experiences,” said Robert J. Wills, PhD, Chairman of the Milestone Board of Directors. “We believe Stuart and Andrew will provide important insights to the Board and are great additions as we approach this particularly exciting time for Milestone.”

The Company also announced that Debra K. Liebert and Richard C. Pasternak, MD, will not stand for reelection at the Annual Meeting.

Dr. Wills added, “We want to thank Debra and Richard for their years of service and significant contributions as members of the Board. Their invaluable insights in the boardroom brought us closer to realizing our mission of providing a new treatment option for patients with paroxysmal supraventricular tachycardia and atrial fibrillation. We wish them all the best for the future.”

Pursuant to the Agreement, Alta has agreed to customary standstill, voting and other related provisions. The Agreement will be included as an exhibit to the Company’s current report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

About Stuart Duty

Stuart Duty brings over 30 years of experience in investment banking and operations primarily in the biotechnology and specialty pharmaceuticals sectors. Mr. Duty most recently served as a Senior Managing Director at Guggenheim Securities, LLC from 2012 to 2023, where he advised senior executives and boards on a range of financing activities and strategic transactions, including significant in-country and cross-border transactions in the U.S., Japan, China, Canada and many European countries. Prior to joining Guggenheim, he was a Managing Director, Co-Head, Healthcare Investment Banking at Piper Jaffray from 2007 to 2012, returning to the firm after serving in the same role from 1999 to 2002. Mr. Duty served as Chief Operating Officer of Oracle Partners from 2002 to 2007. Earlier in his career, he served as a Managing Director, Healthcare Investment Banking at Montgomery Securities, as Director, Business Development at Curative Technologies and as a healthcare investment banking analyst at Kidder Peabody. Mr. Duty has served on the board of directors of Achieve Life Sciences, Inc. (Nasdaq: ACHV) since March 2023, where he serves as the chair of the audit committee and sits on the nominating and corporate governance committee, and on the board of directors of EyePoint Pharmaceuticals (Nasdaq: EYPT) since November 2023, where he sits on the audit committee. Mr. Duty holds a B.A. in Biochemistry from Occidental College and an M.B.A. from Harvard Business School.

About Andrew Saik

Andrew Saik brings over 25 years of accounting and finance experience at biopharmaceutical companies. Mr. Saik is currently Chief Financial Officer at Arvinas, Inc. (Nasdaq: ARVN). Prior to joining Arvinas, Mr. Saik served as Chief Financial Officer at Intercept Pharmaceuticals from 2021 to 2023, where he led a restructuring of the company’s balance sheet that included the sale of its international business and recapitalization of the company’s debt. Mr. Saik served as Chief Financial Officer of Vyne Therapeutics Inc. (Nasdaq: VYNE) from 2020 to 2021. He was Chief Financial Officer and served on the board of directors of PDS Biotechnology, Inc. (Nasdaq: PDSB) (formerly Edge Therapeutics) from 2017 to 2020. Before joining PDS, he was Chief Financial Officer at Vertice Pharma, LLC, a Warburg Pincus-backed company, from 2015 to 2017. Mr. Saik was Chief Financial Officer of Auxilium Pharmaceuticals, Inc. from 2014 to 2015, where he helped lead the execution of Auxilium's growth strategy culminating in the sale of the company. Before joining Auxilium, he was Senior Vice President, Finance and Treasurer at Endo Pharmaceuticals from 2013 to 2014. Earlier in his career, Mr. Saik served in senior financial management roles with increasing responsibility at Valeant Pharmaceuticals International from 2001 to 2012, including as Senior Vice President, Finance. He was a Finance Manager at Nexgenix from 1999 to 2001 and began his career at Atlantic Richfield as Finance Consultant from 1996 to 1999. Mr. Saik holds a B.A. from the University of California, Los Angeles and an M.B.A. from the University of Southern California.

About Milestone Pharmaceuticals

Milestone Pharmaceuticals Inc. (Nasdaq: MIST) is a biopharmaceutical company developing and commercializing innovative cardiovascular solutions to improve the lives of people living with complex and life-altering heart conditions. The Company’s focus on understanding unmet patient needs and improving the patient experience has led us to develop new treatment approaches that provide patients with an active role in self-managing their care. Milestone’s lead investigational product is etripamil, a novel calcium channel blocker nasal spray that is being studied for patients to self-administer without medical supervision to treat symptomatic episodic attacks associated with PSVT and AFib-RVR.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws (“forward-looking statements”). Words such as “believe,” “continue,” “could,” “demonstrate,” “designed,” “develop,” “estimate,” “expect,” “may,” “pending,” “plan,” “potential,” “progress,” “will,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Milestone’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding the timing of upcoming clinical trial milestones and related data; the company’s cash runway; and the company’s plans to maintain a dialogue with its shareholders. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, whether our future interactions with the FDA will have satisfactory outcomes; whether and when, if at all, our NDA for etripamil will be approved by the FDA; whether the FDA will require additional trials or data which may significantly delay and put at risk our efforts to obtain approval and may not be successful, the risks inherent in biopharmaceutical product development and clinical trials, including the lengthy and uncertain regulatory approval process; uncertainties related to the timing of initiation, enrollment, completion, evaluation and results of our clinical trials; risks and uncertainty related to the complexity inherent in cleaning, verifying and analyzing trial data; and whether the clinical trials will validate the safety and efficacy of etripamil for PSVT or other indications, among others, general economic, political, and market conditions, including deteriorating market conditions due to investor concerns regarding inflation, Russian hostilities in Ukraine and ongoing disputes in Israel and Gaza and overall fluctuations in the financial markets in the United States and abroad, risks related to pandemics and public health emergencies, and risks related the sufficiency of Milestone’s capital resources and its ability to raise additional capital in the current economic climate. These and other risks are set forth in Milestone’s filings with SEC and the Canadian securities regulatory authorities, including in its annual report on Form 10-K for the year ended December 31, 2023, under the caption “Risk Factors,” as such discussion may be updated from time to time by subsequent filings Milestone may make with the SEC and the Canadian securities regulatory authorities, which is available under Milestone’s profile on EDGAR at www.sec.gov and on SEDAR at www.sedarplus.ca. Except as may be expressly required by applicable law, Milestone assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available or based on future events or otherwise.

Participants in the Solicitation

This press release is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC and Canadian securities regulatory authorities. Milestone, its directors, certain of its executive officers, and other members of management and employees may be deemed under U.S. securities laws and Canadian securities laws to be participants in the solicitation of proxies with respect to a solicitation by Milestone. Information about Milestone’s executive officers and directors and other participants in the solicitation, including their respective interests, by security holdings or otherwise, is available in the Company’s proxy statement on Schedule 14A for its 2023 annual meeting of shareholders, filed with the SEC on April 28, 2023 (available here). To the extent holdings of Milestone securities reported in the proxy statement have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC and if applicable, on the System for Electronic Disclosure by Insiders (“SEDI”) in accordance with insider reporting requirements of Canadian securities laws. Updated information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, in Milestone will be set forth in the Company’s definitive proxy statement for the Annual Meeting and other documents to be filed with the SEC and Canadian securities regulatory authorities, when they become available. These documents are or will be available free of charge at the SEC’s website at www.sec.gov and either through the Company’s profile on SEDAR at www.sedarplus.ca or updated filings on SEDI at www.sedi.ca.

Contact:

Kim Fox, Vice President, Communications kfox@milestonepharma.com 704-803-9295

Investor Relations

Chris Calabrese, ccalabrese@lifesciadvisors.com

Kevin Gardner, kgardner@lifesciadvisors.com